UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☐                            Filed by a Party other than the Registrant ☒

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Tandy Brands Accessories, Inc.

(Name of Registrant as Specified In Its Charter)

Golconda Capital Portfolio, LP

Golconda Capital Management, LLC

William D. Summitt

Jedd M. Fowers

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Mr. Summitt is delivering a letter to stockholders of Tandy Brands Accessories, Inc., a copy of which is filed herewith as Exhibit 1.

SECURITY HOLDERS ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT RELATED TO THE SOLICITATION OF PROXIES BY GOLCONDA CAPITAL PORTFOLIO, LP FROM THE STOCKHOLDERS OF TANDY BRANDS ACCESSORIES, INC. (“TANDY”) FOR USE AT TANDY’S ANNUAL MEETING BECAUSE IT CONTAINS IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION. THE DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY ARE AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION’S WEBSITE AT HTTP://WWW.SEC.GOV

EXHIBIT 1

Golconda Capital Portfolio, LP

8431 Forrest Hills Blvd.

Dallas, Texas 75218

Dear Fellow Tandy Brands Stockholder,

At the 2007 Annual Meeting of Stockholders of Tandy Brands Accessories, Inc., scheduled for October 29, 2007, you will be asked to elect two directors. Golconda Capital Portfolio, LP (“Golconda”) has nominated two candidates – William D. Summitt and Jedd M. Fowers – that have been advocating for the broad interests of stockholders and will continue to advocate for the stockholders as Board members. If you have not already voted the BLUE proxy, we urge you to vote the BLUE proxy included with this letter.

Our ultimate objective in this proxy contest is not just to be on the Tandy Brands Board of Directors, but also to have a productive working relationship with the remaining incumbent directors and management so that we can influence value enhancing change. This letter will provide you with additional information regarding what we are trying to accomplish at Tandy Brands and how we intend to use board seats to work towards maximizing the value of the Company.

Tandy Brands’ Financial Performance

The first thing we want to emphasize is just how poorly Tandy Brands has performed financially in recent years. The Board points out in its letter that the Company increased net income by $5.4 million from 2006 to 2007. But this increase was from a loss of $3.5 million in 2006. Although we are glad to see that the Company returned to profitability, this is hardly evidence of a company performing well. Indeed, what stockholders should be looking at is the Company’s net income performance over a longer period of time. If you look out over a multiple year time horizon the picture is not pretty:

(Thousands $)	2007		2006		2005	2004	2003
Net Income		$1,934	-$	3,462	$3,987	$6,952	$7,011
Change from 2005 to 2007	-$	2,053
Change from 2004 to 2007	-$	5,018
Change from 2003 to 2007	-$	5,077

The Board states that its nominees are “crucial to the continued execution of Tandy Brands Success” and asks you to “protect your investment, support your Board’s nominees.” But as the net income picture above shows, as does the operating margins, return on equity, and stock performance graphs attached in the Appendix to this letter, Tandy Brands is NOT “executing success.” We agree that you should vote in such a way to “protect your investment,” but we strongly suggest that voting for the Golconda Nominees is the best way to accomplish this.

Strategic Alternatives

We have strongly stated that as Board members we will NOT be inclined to support additional acquisitions until the possibility of a value maximizing sale of the Company has been fully explored.

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Your CEO, Britt Jenkins, on the other hand, has been more ambiguous about what alternatives the Company might pursue or whether the Board will pursue any alternatives at all:

“There’s a pretty broad base here that will be reviewed. At the end of the day, you know you may not do any of them. Stay on course and you’ll make the grade,” he said.

CEO Britt Jenkins as quoted in an August 28, 2007 Reuters Article

Stay on course? The course that the Company has been on has resulted in declining net income, shrinking margins, low returns on equity, and a stock price below tangible book value. Is this the course that you want to stay on?

And this “course” that we’ve been on has been a long one. Here is a quote from a Wall Street Journal article:

“For the past several years, owning stock in Tandy Brands Accessories has been a drain on investors’ wallets.”

This quote is from an August 20, 1997 article. That’s right, 1997. And what was the stock price in 1997 according to this article? $12.63 per share. What is the stock price as we write this letter in 2007? $10.30.

Stay on course? As stockholders in the Company, we would rather not stay on the course that Tandy Brands has been on.

Board Independence and Experience

The Company cites the Board’s independence. Although this is technically correct from a regulatory standpoint, we question whether some of the Board members approach issues from a truly independent perspective. The Company’s declining financial performance in recent years and a chronically underperforming stock price should have prompted an independent board to take action with greater urgency in our opinion. This causes us to wonder if this Board, although technically independent, is approaching issues facing the Company with more of an insiders’ perspective.

The Company also questions whether we have the appropriate experience to contribute to the Board’s deliberations on the issues facing the Company. Mr. Summitt has over 9 years of investing experience. From 1998 to 2005, Mr. Summitt was a private investor during which time his sole professional activity was equity investing. In 2005, Mr. Summitt created Golconda and continued his equity investing career combining his capital with that of his partners.

Mr. Fowers has over 11 years of corporate experience at EDS in disciplinary fields including accounting, finance, purchasing, and marketing. Mr. Fowers is currently a Senior Benchmarking Consultant at EDS. In addition, Mr. Fowers is a member of the Golconda Limited Partner Advisory Committee which advises Mr. Summitt on partnership, operational and investment matters. In this role Mr. Fowers has worked with Mr. Summitt on analysis and strategy development for our stockholder advocacy efforts at Tandy Brands.

The Golconda Nominees have the experience and knowledge necessary to add value to Board planning, deliberations and decision making at Tandy Brands. Beyond that, however, we would point out that the experience that the incumbent Board members have brought to Tandy Brands has not halted the decline in the Company’s financial performance and stock price. We believe that the central issue on the Tandy Brands Board is not one of type of experience. Rather, we believe that there is a lack of an owner’s perspective and true independence on the Tandy Brands Board.

The Golconda Nominees will be truly independent and will bring their breadth of investment and corporate experience to the Tandy Brands Board.

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The Golconda Nominees will bring an Owner’s Perspective to Board Deliberations

Not only will the Golconda Nominees bring a greater sense of independence to the Tandy Brands Board, we will also bring an owner’s perspective to Board deliberations. Golconda owns more shares than the six non-management directors combined. Golconda and the Golconda Nominees combined own 78,421 shares of Tandy Brands stock which is 1.14% of shares outstanding. The six non-management directors combined own less than 1% of shares outstanding.

In addition, our shares were purchased on the open market with our own capital and the capital of our partners under the same market constraints as other outside stockholders face. In contrast, many of the shares held by the incumbent directors were simply granted to them by the Company.

We have significant “skin in the game” and as such believe we will serve a valuable role as owner-directors whose interests are aligned directly with those of the majority of Tandy Brands stockholders.

Tandy Brands Asked Us to Sign an Unreasonable Confidentiality Agreement

The Board of Directors states that we rejected its offer to enter into a confidential dialogue. What they don’t mention is that they asked us to sign a confidentiality agreement which would have restricted our ability to buy or sell Tandy Brands shares for three years. We ask our fellow stockholders, would you have signed such an agreement potentially restricting your ability to transact in Tandy Brands stock for three years?

Golconda Tried to Avoid a Proxy Contest

We made it clear to the Company that we preferred to have the Board expanded to nine members, which is allowed under the Company’s by-laws, to avoid losing any incumbent directors. But the Board rejected this option, forcing us into a proxy contest.

The key issue at Tandy Brands is that change is needed. The Golconda Nominees will approach the various alternatives available to the Company from a perspective different than the incumbent Board. This new perspective, an owner’s perspective, will help to move the Company in a value maximizing direction.

We look forward to continuing to advocate for the broad interests of stockholders and urge you to vote the BLUE proxy card enclosed with this letter if you have not already voted.

Sincerely,

William D. Summitt
Golconda Capital Portfolio, LP

October 9, 2007

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APPENDIX

*	Based on financial information provided by Tandy Brands in public filings with the Securities and Exchange Commission (“SEC”).

*	Based on financial information provided by Tandy Brands in public filings with the SEC.

Over the three year period ended August 31, 2007, a $100 investment in the S&P 500 would have grown to $141.10. A $100 investment in the S&P Apparel, Accessories and Luxury Goods index would have grown to $148.30. The same $100 invested in Tandy Brands stock would have declined to $83.40 over the three year period.

*	Total returns including reinvestment of dividends. Data provided by Bespoke Investment Group, LLC.

Tandy Brands stock has also performed very poorly relative to the S&P 500 and the S&P Apparel, Accessories and Luxury Goods index over the five year period ended August 31, 2007:

*	Total returns including reinvestment of dividends. Data provided by Bespoke Investment Group, LLC.

And for those stockholders who bought Tandy Brands stock ten years ago, the picture is bleak indeed:

*	Total returns including reinvestment of dividends. Data provided by Bespoke Investment Group, LLC.

IMPORTANT

Golconda Capital Portfolio, LP filed a definitive proxy statement in connection with the solicitation of proxies from the stockholders of Tandy Brands Accessories, Inc. with the Securities and Exchange Commission on September 24, 2007. Please review this proxy statement and the enclosed materials carefully, as they contain important information. Information regarding the participants of this proxy solicitation is contained in the definitive proxy statement that was filed on September 24, 2007. The definitive proxy statement and a form of proxy are available at no charge at the Securities and Exchange Commission’s website at www.sec.gov or by contacting the proxy solicitor, whose contact information is noted below.

1.	If your shares are registered in your own name, please sign, date and mail the enclosed BLUE proxy card to our proxy solicitor, D.F. King & Co., Inc., in the postage-paid envelope provided.

2.	If you have previously signed and returned a White proxy card to Tandy Brands, you have every right to change your vote. Only your latest dated proxy card will count. You may revoke any proxy card already sent to Tandy Brands by signing, dating and mailing the enclosed BLUE proxy card in the postage-paid envelope provided.

3.	If your shares are held in the name of a brokerage firm, bank nominee or other institution, only it can sign a BLUE proxy card with respect to your shares and only after receiving your specific instructions. Accordingly, please sign, date and mail the enclosed BLUE proxy card in the postage-paid envelope provided. Depending upon your broker or custodian, you may be able to vote either by toll-free telephone or by the Internet. Please refer to the enclosed voting form for instructions on how to vote electronically. You may also vote by signing, dating and returning the enclosed voting form.

If you have any questions concerning this proxy statement, would like to request additional copies of this proxy statement or need help voting your shares, please contact our proxy solicitor:

D.F. King & Co., Inc.

48 Wall Street, 22nd floor

New York, NY 10005

Call Toll-Free: 1-800-859-8508

Banks and Brokerage Firms Call Collect: 212-269-5550

☒	Votes must be indicated (x) in Black or Blue ink.	TANDY BRANDS ACCESSORIES, INC. ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF GOLCONDA CAPITAL PORTFOLIO, L.P.

The undersigned hereby appoints WILLIAM D. SUMMITT and JEDD M. FOWERS and each of them, jointly and severally, as proxies with full power of substitution, and hereby authorizes them to attend the 2007 annual meeting of stockholders of Tandy Brands Accessories, Inc. (“Tandy Brands”), to be held on October 29, 2007 at 10:00 a.m., local time, at the Hilton Arlington located at 2401 East Lamar Boulevard, Arlington, Texas 76006, and any adjournment or postponement thereof, to vote on behalf of the undersigned all shares of common stock of Tandy Brands held of record by the undersigned on September 19, 2007 at such meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting, as specified below subject to the condition set forth on the reverse.

This proxy has been solicited by Golconda Capital Portfolio, L.P. (“Golconda”) and not on behalf of the Board of Directors of Tandy Brands. Golconda recommends a vote “FOR” each of the nominees listed in Proposal 1 and “FOR” Proposals 2 and 3.

1. Election of Directors	Golconda Nominees: (1) William D. Summitt and (2) Jedd M. Fowers
☐ FORALL NOMINEES	☐ WITHHOLD ALL NOMINEES	☐ WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE NAME(S) OF NOMINEE(S) BELOW.

2. Proposal to amend the certificate of incorporation to declassify the Tandy Brands Board of Directors.
☐ FOR	☐ AGAINST	☐ ABSTAIN
3. Proposal to ratify the appointment of Ernst & Young LLP as the independent auditor for fiscal 2008.
☐ FOR	☐ AGAINST	☐ ABSTAIN
4. To act on such other business that may properly come before the meeting or any adjournment or postponement thereof.

IMPORTANT: PLEASE SIGN AND DATE ON THE REVERSE SIDE.

When properly executed, this proxy will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this proxy will be voted “FOR” each Golconda Nominee referred to in Proposal 1 and “FOR” Proposals 2 and 3. Additionally, the votes entitled to be cast by the undersigned will be cast in the discretion of the proxy holders on any other matter that may properly come before the 2007 annual meeting of stockholders or any adjournment or postponement thereof. This proxy revokes any previously executed proxy with respect to all matters covered by this proxy and the voting of shares of common stock of Tandy Brands at the 2007 annual meeting of stockholders.

The undersigned hereby acknowledges receipt of the proxy statement dated September 25, 2007 of Golconda Capital Portfolio, L.P. and revokes any previously executed proxy with respect to all proposals.

Dated:

(Signature)

(Signature, jointly held)

Title (if applicable):

Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by authorized officer, giving full title. If a partnership, please sign partnership name by authorized person, giving full title.

IF YOU RECEIVE MORE THAN ONE BLUE PROXY CARD, PLEASE SIGN, DATE AND RETURN ALL SUCH BLUE PROXY CARDS IN THE ACCOMPANYING ENVELOPE TODAY.